Exhibit 10.2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO AUGMEDIX, INC. IF PUBLICLY DISCLOSED.

SECOND OMNIBUS AMENDMENT

This Second Omnibus Amendment (“Second Omnibus Amendment”) is made and entered into as of July 1, 2021 (“Amendment Effective Date”), by and between, on the one hand, Augmedix Operating Corp. f/k/a Augmedix, Inc. (“Augmedix”) and, on the other hand, Dignity Health (“DH”), Dignity Health Medical Foundation (“DHMF”), and Pacific Central Coast Health Centers (“PHC” and, together with the DH and DHMF, the “Client”), and amends:

(1)	That certain Amended and Restated Statement of Work, dated January 24, 2019, as amended, by and between DH and Augmedix (the “DH-SOW No. 1”); and

(2)	That certain Statement of Work No. 2, dated March 2, 2020, as amended, by and between DH and Augmedix (the “DH-SOW No. 2”); and

(3)	That certain Statement of Work, dated July 3, 2016, as amended, by and between DHMF and Augmedix (the “DHMF-SOW”); and

(4)	That certain Statement of Work, dated January 26, 2016, as amended, by and between PHC and Augmedix (the “PHC-SOW” and, together with the DH-SOW No. 1, DH-SOW No. 2, and DHMF-SOW, the “Dignity SOW(s)”).

WHEREAS, Dignity Health (for itself and on behalf of its affiliates) and Augmedix entered into that certain Services Agreement, dated September 1, 2015 (the “Agreement”).

NOW, THEREFORE, in consideration of the mutual benefits and promises between the parties, the sufficiency of which each party hereby acknowledges, the Dignity SOWs are hereby amended as follows:

1. Term. Notwithstanding anything to the contrary in the Dignity SOWs, this Second Omnibus Amendment extends the Term of the Dignity SOWs through and including June 30, 2022, unless earlier terminated in accordance with the Agreement.

2. Fees. Notwithstanding anything to the contrary in the Dignity SOWs, Fees will be charged and assessed for authorized users as follows:

“For each Authorized User, Client will be billed a base monthly non-refundable fee for use of the Augmedix Solution, as determined by (i) the Authorized User’s Daily Schedule and anticipated monthly Scribe Service hour usage (e.g., up to 100 Scribe Service hours per month), and (ii) an hourly rate of $[***] per Scribe Service hour (“Base Plan”). Scribe Service hours exceeding an Authorized Users Base Plan (“Overages”) will be billed at the rate of $[***] per Scribe Service Hour.

Augmedix reserves the right to reset an Authorized User’s Base Plan based upon material changes to the Daily Schedule and/or actual monthly usage upon [***] written notice to Client. Client may request changes to an Authorized User’s Base Plan due to changes to Daily Schedules and/or anticipated monthly usage by providing [***] written notice to Augmedix.”

3. Fee Increases. Notwithstanding anything to the contrary in the Dignity SOWs, any increase in Fees shall be mutually agreed upon by the Parties upon each anniversary of the Amendment Effective Date.

4. Invoicing. Notwithstanding anything to the contrary in the Dignity SOWs, the following shall apply:

“Augmedix will invoice Client on a monthly basis (or pro-rata portions thereof) for Service Fees in advance of each month, and the first month of Service for first-time Authorized Users in advance of each month. Overages, if any, will be billed monthly in arrears.”

5. General. Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Dignity SOWs and the Agreement. This Second Omnibus Amendment is hereby incorporated into the Dignity SOWs by reference. Except as expressly amended herein, all other terms of the Dignity SOWs are hereby confirmed and remain in full force and effect. To the extent that there is any conflict between the terms of this Second Omnibus Amendment and those of the Agreement or the Dignity SOWs, the terms of this Second Omnibus Amendment shall control. This Second Omnibus Amendment may be executed in several counterparts, all of which taken together shall constitute one single agreement between the parties and any full and complete copy thereof shall constitute an original. When signed in pen ink, such documents may be delivered by facsimile transmission or by scanned email attachment, and said copies shall be treated in all respects as original.

Omnibus Amendment
Augmedix – Dignity Health	Page 1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO AUGMEDIX, INC. IF PUBLICLY DISCLOSED.

AGREED AND ACCEPTED

DIGNITY HEALTH		AUGMEDIX Operating Corp. F/K/A Augedix Inc.

By	/s/ Kelley Moore	By:	/s/ Manny Krakaris
Name:	Kelley Moore	Name:	Manny Krakaris
Title:	System VP, Vendor Mgmt & Contracting	Title:	CEO
Date:	August 11, 2021	Date:	August 11, 2021

DIGNITY HEALTH MEDICAL FOUNDATION

By	/s/ Kelley Moore
Name:	Kelley Moore
Title:	System VP, Vendor Mgmt & Contracting
Date:	August 11, 2021

PACIFIC CENTRAL COAST HEALTH CENTERS

By	/s/ Kelley Moore
Name:	Kelley Moore
Title:	System VP, Vendor Mgmt & Contracting
Date:	August 11, 2021

Omnibus Amendment
Augmedix – Dignity Health	Page 2